Exhibit 10.1

Confidential between Centrica Plc & EXL Services

Centrica plc Millstream West Maidenhead Road Windsor Berkshire SL4 5GD

Date: 11 July 2008	www.centrica.com

To: Vikram Talwar

Exl Service Holdings, Inc., a Delaware corporation with its principal office at 350 Park Avenue, 10th Floor, New York, NY 10022, USA (“EXL US”); and

exl Service.com (India) Private Limited, an Indian private limited company with its principal office at 48 Sector 58, Noida, UP 201 301, India (“EXL India”)

Dear Vikram,

Notice of First Extension Period for the provision of services between us dated 25th July 2005 reference CEN/2005/9464/BU (the “Framework Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to them in the Framework Agreement) together with a series of Work Contracts, Amendments and Contract Change Notices.

Further to our recent discussions, Client wishes to exercise clause 3.1.1 to extend the Framework Agreement for a further period of 12 months from 25th January 2009, the date of expiry of the Minimum Term.

For the avoidance of doubt, extension of the Framework Agreement pursuant to clauses 3.1.1 shall extend the term of any Work Contract unless Client advises otherwise in writing in relation to any Work Contract or otherwise stated within individual Work Contracts or Change Notices

The terms and conditions in the Framework Agreement, Amendments, subsequent Work Contracts and Change Notices still apply in respect of the First Extension Period unless otherwise agreed to by the parties.

May I take this opportunity, to wish both our organisations a successful year ahead and continue to evolve our operations.

Centrica plc
Registered in England & Wales No 3033654
Registered Office
Millstream Maidenhead Road
Windsor, Berkshire SL4 5GD

Confidential between Centrica Plc & EXL Services

Please sign, date and return one copy of this letter by way of agreement to the First Extension Period.

Yours sincerely

/S/ HV Rodgers
Heather Rodgers,

Head of Group Procurement & Supplier Management, Centrica PLC

July 11, 2008

In Witness of Divyesh Lad, British Gas Commercial

We hereby confirm our agreement to the arrangements set out in this letter

/S/ Rohit Kapoor
ROHIT KAPOOR, CEO

For and on behalf of EXLService Holdings, Inc.

Date: July 11th, 2008

/S/ Pavan Bagai
Pavan Bagai, Chief Operating Officer

For and on behalf of exl Service.com (India) Private Limited

Date: July 11 2008